                                                                      Exhibit 21


 Subsidiaries of Cleveland-Cliffs Inc
 ------------------------------------
                                                              Jurisdiction
                                                            of Incorporation
 Name of Subsidiary                                          or Organization
 ------------------                                         ----------------

  CALipso Sales Company (3)                                      Delaware
  Cleveland-Cliffs Ore Corporation (1),(2)                       Ohio
  Cliffs and Associates Limited (3)                              Trinidad
  Cliffs Biwabik Ore Corporation (2)                             Minnesota
  Cliffs Empire, Inc. (1),(4),(13)                               Michigan
  Cliffs Erie L.L.C. (10)                                        Delaware
  Cliffs IH Empire, Inc. (1),(13)                                Michigan
  Cliffs Marquette, Inc. (1),(2)                                 Michigan
  Cliffs MC Empire, Inc. (1),(4)                                 Michigan
  Cliffs Mining Company                                          Delaware
  Cliffs Mining Services Company                                 Delaware
  Cliffs Oil Shale Corp. (2)                                     Colorado
  Cliffs Reduced Iron Corporation                                Delaware
  Cliffs Reduced Iron Management Company (5)                     Delaware
  Cliffs Synfuel Corp. (2)                                       Utah
  Cliffs TIOP, Inc. (1),(6)                                      Michigan
  Empire-Cliffs Partnership (4)                                  Michigan
  Empire Iron Mining Partnership (7)                             Michigan
  Hibbing Taconite Company, a joint venture (8)                  Minnesota
  IronUnits LLC                                                  Delaware
  Lake Superior & Ishpeming Railroad Company                     Michigan
  Lasco Development Corporation (9)                              Michigan
  Marquette Iron Mining Partnership (2)                          Michigan
  Minerais Midway Ltee-Midway Ore Company Ltd. (10)              Quebec, Canada
  Northshore Mining Company                                      Delaware
  Northshore Sales Company                                       Ohio
  Pickands Hibbing Corporation (8)                               Minnesota
  Seignelay Resources, Inc. (10)                                 Delaware
  Silver Bay Power Company (11)                                  Delaware
  Syracuse Mining Company (10)                                   Minnesota
  The Cleveland-Cliffs Iron Company                              Ohio
  The Cleveland-Cliffs Steamship Company (1)                     Delaware
  Tilden Mining Company L.C. (6)                                 Michigan
  Wabush Iron Co. Limited (10),(12)                              Ohio
  Wheeling-Pittsburgh/Cliffs Partnership (13)                    Michigan

 -----------------------------------------------------
  See footnote explanation on page 83.

(1)      The named subsidiary is a wholly-owned subsidiary of The
         Cleveland-Cliffs Iron Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(2) Marquette Iron Mining Partnership ("Marquette Partnership") is a Michigan partnership. Cleveland-Cliffs Ore Corporation and Cliffs Marquette, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in the Marquette Partnership. Cleveland-Cliffs Ore Corporation also owns 100% of Cliffs Biwabik Ore Corporation. The Marquette Partnership owns 100% of Cliffs Oil Shale Corp. and Cliffs Synfuel Corp.

(3) Cliffs and Associates Limited is a Trinidad corporation. Cliffs Reduced Iron Corporation has an 82.39% interest in Cliffs and Associates Limited. CALipso Sales Company is a wholly-owned subsidiary of Cliffs and Associates Limited.

(4) Empire-Cliffs Partnership is a Michigan partnership. Cliffs MC Empire, Inc. and Cliffs Empire, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in Empire-Cliffs Partnership.

(5) The named subsidiary is a wholly-owned subsidiary of Cliffs Reduced Iron Corporation, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(6) Tilden Mining Company L.C. is a Michigan limited liability company. Cliffs TIOP, Inc., a wholly-owned subsidiary of The Cleveland-Cliffs Iron Company, has an 85% interest in Tilden Mining Company L.C.

(7) Empire Iron Mining Partnership is a Michigan partnership. The Cleveland-Cliffs Iron Company has a 79% indirect interest in the Empire Iron Mining Partnership.

(8) Cliffs Mining Company has a 10% and Pickands Hibbing Corporation, a wholly-owned subsidiary of Cliffs Mining Company, has a 13% interest in Hibbing Taconite Company, a joint venture.

(9) The named subsidiary is a wholly-owned subsidiary of Lake Superior & Ishpeming Railroad Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(10) The named subsidiary is a wholly-owned subsidiary of Cliffs Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(11) The named subsidiary is a wholly-owned subsidiary of Northshore Mining Company, which in turn is a wholly-owned subsidiary of Cleveland-Cliffs Inc.

(12) Wabush Iron Co. Limited is an Ohio corporation. Wabush Iron Co. Limited owns a 26.83% interest in Wabush Mines.

(13) Wheeling-Pittsburgh/Cliffs Partnership ("W-P/Cliffs Partnership") is a Michigan partnership. Cliffs Empire, Inc. and Cliffs IH Empire, Inc., wholly-owned subsidiaries of The Cleveland-Cliffs Iron Company, have a combined 100% interest in W-P/Cliffs Partnership.


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